EXHIBIT 99.2
PUEBLO MIDSTREAM GAS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets
Cash and equivalents	$55,246	$2,000
Accounts receivable, net of allowance	1,217,257	1,124,010
Deferred taxes	—	20,548
Prepayments and other	22,720	83,773

Total current assets	1,295,223	1,230,331

Property, plant and equipment	19,718,453	19,718,453
Accumulated depreciation	(4,634,236)	(4,301,904)

	15,084,217	15,416,549

Total	$16,379,440	$16,646,880

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$1,186,533	$1,662,385
Risk management liabilities	—	58,168

Total current liabilities	1,186,533	1,720,553

Note payable, related party	—	1,029,513
Deferred taxes	4,527,456	4,573,280

Total liabilities	5,713,989	7,323,346

Stockholders’ equity
Common stock, 2,500,000 shares authorized 588,600 shares issued and outstanding	8,424,824	7,324,824
Retained earnings	2,345,140	2,036,330
Accumulated other comprehensive loss	(104,513)	(37,620)

Total stockholders’ equity	10,665,451	9,323,534

Total	$16,379,440	$16,646,880

PUEBLO MIDSTREAM GAS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the three months ended
	March 31,
	2007	2006
Revenues
Sale of Natural Gas Liquids	$2,096,775	$2,122,459
Sale of Natural Gas	1,181,692	1,479,359
Gathering, compression and treating fees	411,651	440,764
Realized loss on hedging activities	(2,072)	(243,011)
Other	32,660	53,040

	3,720,706	3,852,611

Expenses
Cost of sales (excluding depreciation and amortization)	1,951,288	2,260,996
Operations	632,037	490,586
General and administrative	321,157	211,193
Interest	15,073	91,971
Depreciation and amortization	332,332	333,441

	3,251,887	3,388,187

Income before income taxes	468,819	464,424

Provision for income taxes
Current	148,749	102,529
Deferred	11,260	73,609

	160,009	176,138

Net Income	$308,810	$288,286

PUEBLO MIDSTREAM GAS CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
AND ACCUMULATED OTHER COMPREHENSIVE LOSS
(unaudited)

				Accumulated
	Contributed Capital			Other
	Common		Retained	Comprehensive
	Units	Amount	Earnings	Loss	Total
Balance at December 31, 2006	588,600	$7,324,824	$2,036,330	$(37,620)	$9,323,534

Capital contribution	—	1,100,000	—	—	1,100,000
Net income	—	—	308,810	—	308,810
Hedge settlements reclassed to income	—	—	—	2,072	2,072
Change in value of hedges, net of tax	—	—	—	(68,965)	(68,965)

Total comprehensive income					241,917

Balance at March 31, 2007	588,600	$8,424,824	$2,345,140	$(104,513)	$10,665,451

PUEBLO MIDSTREAM GAS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three months ended
	March 31,
	2007	2006
Operating activities
Net income	$308,810	$288,286
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	332,332	341,367
Deferred income taxes	11,260	73,609

Subtotal	652,402	703,262
Changes in current and other assets and liabilities
Decrease (increase) in
Accounts receivable	(93,247)	378,478
Prepayments and other	61,053	28,966
Decrease in
Accounts payable and accrued liabilities	(637,449)	(946,448)

Net cash provided by (used in) operations	(17,241)	164,258

Investing activities
Property, plant and equipment	—	(6,549)

Financing activities
Capital contribution	1,100,000	—
Repayment of related party note	(1,029,513)	(64,394)

Net cash provided by (used in) financing	70,487	(64,394)

Increase in cash	53,246	93,315
Cash and equivalents, beginning of period	2,000	2,000

Cash and equivalents, end of period	$55,246	$95,315

Cash paid for interest	$15,073	$89,101
Cash paid for income taxes	$442,000	$—

PUEBLO MIDSTREAM GAS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2007
1.	ORGANIZATION

Pueblo Midstream Gas Corporation (the “Company” or “Pueblo”) is a Texas corporation formed on November 8, 1999. The Company is engaged in natural gas gathering and processing as well as the marketing of natural gas and natural gas liquids (“NGL”). Pueblo owns the Fashing Gas Plant, a 75 MMcf a day capacity gas processing facility in Atascosa County, Texas and certain associated gathering lines. The Company’s gathers, processes and treats gas from the Fashing field. Pueblo was sold to Regency Energy Partners LP (“Regency”) for $54.5 million in April 2007.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The accompanying consolidated financial statements present the operations of the Company and its subsidiary, Pueblo Energy Marketing, Inc. All intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amount of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period, as well as the disclosure of contingent assets and liabilities. Actual results could differ from those estimated.

Cash and Equivalents

All liquid investments with maturities of three months or less at the time of purchase are classified as cash equivalents.

Revenue Recognition
     The Company recognizes revenues on sales of NGL and natural gas upon delivery. The Company receives fees for gathering, treating and compression, recognizing this revenue when services are provided. For gas processing, the Company retains a percentage of the NGL and residue gas produced and recognizes revenue when the NGL and residue gas is sold.
Property, Plant and Equipment
     Property, plant and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided on the straight-line method over estimated useful lives. The Company follows SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Through March 31, 2007, no adjustments to asset values had been required. Set forth below are the property, plant and equipment balances at December 31, 2006 and March 31, 2007:

		December 31, 2006
	Useful		Accumulated
	Life	Gross	Depreciation	Net
Property, Plant and Equipment
Plant	15	$15,449,734	$3,328,421	$12,121,313
Gathering system	15	3,824,257	836,353	2,987,904
Buildings and equipment	15	305,083	66,656	238,427
Furniture and fixtures	3	40,000	40,000	—
Vehicles	3	49,379	30,474	18,905
Land		50,000	—	50,000

Total		$19,718,453	$4,301,904	$15,416,549

		March 31, 2007
	Useful		Accumulated
	Life	Gross	Depreciation	Net
Property, Plant and Equipment
Plant	15	$15,449,734	$3,587,816	$11,861,918
Gathering system	15	3,824,257	900,090	2,924,167
Buildings and equipment	15	305,083	71,741	233,342
Furniture and fixtures	3	40,000	40,000	—
Vehicles	3	49,379	34,589	14,790
Land		50,000	—	50,000

Total		$19,718,453	$4,634,236	$15,084,217

Income Taxes
     Pueblo is a Corporation and is subject to income taxes and accounts for them in accordance with SFAS 109, Accounting for Income Taxes. The effective income tax rate of Pueblo is different from the statutory federal tax rate primarily due to the provision for state taxes which in 2006 were reduced when the state of Texas implemented its new “margin tax”. Our deferred taxes were adjusted to reflect this change. Deferred tax liability is due to differences between the carrying value of assets and liabilities on the financials statements and their tax basis.

     Set forth below is the Company’s estimated deferred tax liability.

	December 31,	March 31,
	2006	2007
Deferred tax assets
Derivative instruments	$20,548	$—
Other	44,993	40,532

Deferred tax liabilities
Property, plant and equipment	(4,618,273)	(4,567,988)

Net deferred tax liability	(4,552,732)	(4,527,456)
Current deferred tax asset	20,548	—

Non current deferred tax liability	$(4,573,280)	$(4,527,456)

     In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (FIN 48), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined. FIN 48 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The Company is subject to the provisions of FIN 48 as of January 1, 2007, and has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The Company has identified its federal tax return and its Texas state tax return as “major” tax jurisdictions, as defined. The only periods subject to examination for the Company’s federal return are the 2004 through 2006 tax years. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FIN 48. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.
     The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income before taxes. Penalties are recorded in general and administrative expense, and interest paid or received is recorded in interest expense or interest income, respectively, in the statement of income. For first quarter 2007, the Company recorded no interest expense or penalties related to the settlement of audits for certain prior periods.
Fair Value of Financial Instruments
     The estimated fair value of financial instruments, which consist of cash and equivalents, receivables, payables and related party note, is determined in accordance with SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The carrying values of these instruments are all believed to approximate fair value due to their short maturity or floating rate structure.

Derivative Instruments and Hedging Activities
     The Company has entered into commodity swaps to hedge a portion of its exposure to NGL price fluctuations. The Company follows SFAS No. 133, Accounting for Derivative Investments and Hedging Activities, which requires that all derivative instruments be recognized as assets or liabilities on the balance sheet at fair value. Gains or losses on hedges are included in monthly revenues in the period the hedges expire. For the three months ended March 31, 2006 and 2007, losses on hedges of $243,011 and $2,072, respectively, were recognized and included in NGL Sales. Open swaps are valued at market and unrealized gains or losses are included in Other comprehensive income (loss). At December 31, 2006, the fair value of open commodity hedges resulted in unrealized hedging losses of $58,168 or net of tax $37,620. On March 31, 2007, the Company legally conveyed all open derivative positions to Bear Cub Investments ($161,597 included in accounts payable and accrued liabilities at March 31, 2007). The corresponding deferred tax asset was charged against income taxes payable.
Other Comprehensive Income
     The Company follows SFAS No. 130, Reporting Comprehensive Income. Other comprehensive income is the value of commodity hedges recorded as unrealized hedging losses. At December 31, 2006, these hedges had unrealized losses (net of tax) of $37,620. At March 31, 2007, these hedges had unrealized losses (net of tax) of $104,513. In accordance with SFAS 133, the $104,513 of accumulated other comprehensive loss will be recognized over the remaining period of the forecasted transaction.
Concentration of Credit Risk
     Concentrations of credit risk principally involve accounts receivable. Revenues for the three months ended March 31, 2006 and 2007 included sales to two customers representing 87% of revenues for each period. The Company periodically reviews customers’ creditworthiness and, at times, enters into special arrangements with them including requiring letters of credit or guarantees. Management believes the loss of any individual customer would not have a long-term material adverse impact on the Company’s financial position or results of operations.
Intangibles
     Loan fees of $59,638 were paid in 2003 and were being amortized over the original expected life of the loans, which were to expire in August 2006 and August 2008. Because the term loan was prepaid in the first quarter of 2006, these fees were fully amortized at that time. Amortization of loan fees in 2006 of $7,924 is included in interest expense.
New Accounting Pronouncements
     In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (FIN 48), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined. FIN 48 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. No reserves for uncertain income tax positions have been recorded pursuant to FIN 48 and the Company did not record a cumulative effect adjustment related to the adoption of FIN 48. Additional details are included in the Income Taxes disclosure above.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. The Company must adopt these new requirements no later than its 2008 fiscal year. The Company has not yet determined the effect on the Company’s consolidated financial statements, if any, upon adoption of SFAS 157.

3.	LONG TERM DEBT

The Company is a co-borrower along with its parent Bear Cub Investments, LLC (“BCI) under a credit agreement with Bank of Oklahoma, N.A. (the “Bank”). The agreement provided an $11 million term loan maturing in August 2008 and a $10 million revolving credit facility maturing in August 2006. All debt on the loans is recorded on the books of BCI. At December 31, 2006 and March 31, 2007, BCI had no outstanding balance on its loans with the Bank. Pueblo paid a share of the loan origination fees associated with the credit facility with the Bank. (See note 2, Intangibles). Pueblo also pays one half of quarterly Bank facility charges. The amount paid in the three months ended March 31, 2006 and 2007 was $4,800 and $1,600, respectively, included in interest expense. In February 2007, Pueblo was removed as a borrower on all bank loans and related documents and all of Pueblo’s assets were released from collateral.

Pueblo has a loan agreement with BCI to borrow up to a maximum of $8 million with a maturity date of September 30, 2008 and an interest rate of prime plus .5%. Interest expense for the three months ended March 31, 2006 and 2007 was $79,247 and $13,473, respectively. At December 31, 2006 the outstanding balance was $1,029,513. The note was paid in full and cancelled in March 2007.

5.	COMMITMENTS AND CONTINGENCIES

When BCI acquired Pueblo, the seller identified certain environmental contamination at the Fashing facility and deposited $250,000 in escrow to pay for the cleanup. An environmental consulting firm continues to work to determine the scope of the environmental damage and its remediation. The Company has remediated portions of the contamination and submitted a remediation plan to the Texas Railroad Commission in December 2006. At March 31, 2007, the Company has utilized all of the escrow funds plus $137,943. It anticipates spending an additional $200,000. The Company has a pollution insurance policy with a $500,000 deductible, including escrowed funds. Therefore, at March 31, 2007, the Company estimates its future out of pocket expenses relating to the remediation of the plant site to be limited to $112,057, included as a current liability, as that will bring its expenditures to $500,000. All costs above this amount, if any, should be covered by insurance. The Company did not record a conditional asset retirement obligation (“ARO”) related to its Fashing gas processing plant, gathering lines and certain other assets because the Company’s agreements and contracts do not include remediation requirements.

From time to time, Pueblo is involved in legal and administrative proceedings or claims that arise in the ordinary course. While such matters always contain an element of uncertainty, management does not believe these matters individually or in aggregate will have a material adverse effect on the Company’s financial condition or results of operations.

6.	RELATED PARTY TRANSACTIONS

The Company pays BCI a management fee of $65,520 per month totaling $196,560 for each of the three months ended March 31, 2006 and 2007 included in general and administrative expense. In addition, BCI charges the Company for all direct field employee salaries and benefits. For the three months ended March 31, 2006 and 2007, this charge totaled $245,846 and $413,300, respectively and is included in operations expense. At December 31, 2006, the Company had a current note payable to BCI for $1,029,513 which was paid in full in March 2007. Interest expense paid to BCI for the three months ended March 31, 2006 and 2007 was $79,247 and 13,473, respectively. In addition, Pueblo paid a portion of the Bank quarterly facility fee totaling $4,800 and $1,600, for the three months ended March 31, 2006 and 2007, respectively, included in interest expense.

7.	SUBSEQUENT EVENTS

In March 2007, the BCI distributed to its members 100% of the stock of Pueblo. In April 2007, the BCI members subsequently sold Pueblo to Regency L.P. for $54.5 million, $34.5 million in cash and $20 million in units of Regency.